SUBSCRIPTION AGREEMENT

                                       FOR

                            MILESTONE SCIENTIFIC INC.


                                  INSTRUCTIONS


                 IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING
                         SIGNIFICANT REPRESENTATIONS ARE
                                CONTAINED HEREIN


          1.   FILL IN MISSING INFORMATION ON PAGES 1 AND 11.

          2. COMPLETE AND SIGN BOTH COPIES OF THE SUBSCRIPTION AGREEMENT SIGNATURE PAGES ON PAGE 11.

          3. IF THE INVESTOR IS AN ENTITY, COMPLETE AND SIGN BOTH COPIES OF THE CERTIFICATE OF SIGNATORY ON PAGE 11.

                                    Name of Subscriber _________________________


                             SUBSCRIPTION AGREEMENT


Milestone Scientific Inc.
44 Kean Road
Short Hills, NJ 07078

Ladies and Gentlemen:

     I. Subscription. I (sometimes referred to herein as the "Investor") hereby subscribe for and agree to purchase $_______________ of Units (as defined below) of Milestone Scientific Inc. ("Company"), a Delaware corporation, on the terms and conditions described herein and in the Confidential Investment Summary ("Investment Summary"), dated February 4, 1997 together with all supplements, if any, relating to this offering. The minimum subscription is $100,000, but GKN ("GKN" or "Placement Agent") and the Company has the discretion to accept subscriptions for less than the minimum. The per-Unit offering price will be 80% of the average of the closing bid price of the Common Stock ("Unit Offering Price"), as reported by The Nasdaq SmallCap Market, on the 20 consecutive trading days ending three business days prior to the Closing (as defined below). The number of Units I will purchase will be determined by dividing the amount of my subscription by the Unit Offering Price. Fractional Units will not be issued; instead, the Company will round up to the next nearest whole number of Units at no additional cost to me. GKN Securities Corp. is acting as the exclusive placement agent for this offering.

     1. Description of Units. Each Unit consists of: (a) one share of the Company's Common Stock, $.001 par value ("Common Stock"), and (b) one warrant, each Warrant to entitle the holder thereof to purchase one share of Common Stock during the three-year period commencing the Closing at an exercise price equal to 150% of the Unit Offering Price (subject to adjustment)

     2. Purchase.

          (a) I hereby tender to the Company cash or a check made payable to the order of "GKN Securities Corp. -- Milestone Special Account" in the amount indicated above, two manually executed copies of this Subscription Agreement and an executed copy of my Confidential Purchaser Questionnaire.

          (b) This offering will continue until the earlier of the Closing (as defined in Section 4 hereof) or February 28, 1997 unless such latter date is extended, without notice to the Investor, by mutual consent of GKN and the Company to a date not later than March 31, 1997 ("Termination Date"). Prior to the earlier of the Closing or the Termination Date, my cash or check delivered herewith will be held by GKN in a segregated, non-interest bearing bank account subject to the terms and conditions herein. If subscriptions for at least $2,000,000 of Units are not received and accepted by the Company by the Termination Date, my payment will be returned to me without interest or deduction. In the event my subscription is accepted and there is a Closing, my subscription proceeds shall be released to the Company and the certificates representing the Common Stock and Warrants will be promptly delivered to my account at GKN.

     3. Acceptance or Rejection of Subscription.

          (a) The Company and GKN have the right to reject this subscription for the Units, in whole or in part for any reason and at any time prior to a Closing, notwithstanding prior receipt by me of notice of acceptance of my subscription.

          (b) In the event of the rejection of this subscription, my subscription payment will be promptly returned to me without interest or deduction and this Subscription Agreement shall have no force or effect.

     4. Closing. The closing of this offering shall occur as soon as practicable after the sale by the Company of Units aggregating at least $2,000,000 ("Closing") as determined jointly by the Company and GKN. The Units subscribed for herein shall not be deemed issued to or owned by me until two copies of this Subscription Agreement have been executed by me and countersigned by the Company and a Closing with respect to such Units has occurred. After the Closing, the certificates representing the Common Stock and the Warrants will be deposited in my account with GKN.

     5. Disclosure. Because this offering is limited to accredited investors as defined in Section 2(15) of the Securities Act of 1933, as amended ("Securities Act"), and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Sections 3(b) or 4(2) of the Securities Act and applicable state securities laws, the Units are being sold without registration under the Securities Act. I acknowledge receipt of the Investment Summary and all exhibits listed therein and represent that I have carefully reviewed and understand the Investment Summary and its exhibits. I have received all information and materials regarding the Company that I have requested.

     I fully understand that the Company has a limited financial and operating history and that the Units are speculative investments which involve a high degree of risk of loss of my entire investment. I fully understand the nature of the risks involved in purchasing the Units and I am qualified by my knowledge and experience to evaluate investments of this type. I have carefully considered the potential risks relating to the Company and purchase of its Units and have, in particular, reviewed each of the risks set forth in the Investment Summary. Both my advisors and I have had the opportunity to ask questions of and receive answers from representatives of the Company or persons acting on its behalf concerning the Company and the terms and conditions of a proposed investment in the Company and my advisors and I have also had the opportunity to obtain additional information necessary to verify the accuracy of information furnished about the Company. Accordingly, I have independently evaluated the risks of purchasing the Units.


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

     6. Registration Rights; Lock-Up.

          (a) The Units are being offered pursuant to the Investment Summary to which this Subscription Agreement is annexed as Exhibit B. The Company agrees with the Subscriber to register under a registration statement ("Registration Statement") filed pursuant to the Securities Act and such state "Blue Sky" laws of those states as are reasonably selected by GKN, the re-offer and re-sale of the Common Stock included in the Units and the Common Stock underlying the Warrants included in the Units and the Extra Warrants, as defined herein (collectively, the "Registrable Securities"). The Company agrees to file the Registration Statement on or before April 30, 1997. The Company agrees to use its best efforts to have the Registration Statement declared effective by the 75th day after the initial filing of the Registration Statement ("Target Date"). If the Company shall either fail to file the Registration Statement as herein provided or to use its best efforts to have the Registration Statement declared effective by the Target Date, and the Registration Statement is not declared effective by the Target Date, then on the Target Date and on each monthly anniversary of the Target Date thereafter until the earlier of the effective date of the Registration Statement ("Effective Date") or the twentieth monthly anniversary of the Target Date, the Company shall issue to me (or my successor or transferee), additional Warrants ("Extra Warrants") to purchase a number of shares of Common Stock equal to 5% of the number of Units purchased by me under this Subscription Agreement. The Extra Warrants shall have the same terms as the Warrants included in the Units. The Company agrees that, to the extent that the Company issues any Extra Warrants or is obliged to issue any Extra Warrants, it shall include the Common Stock underlying such Extra Warrants in the Registration Statement. The Company shall keep the Registration Statement effective and current until all the securities registered thereunder are sold or may be sold without any limitation under an appropriate exemption under the Securities Act and the blue sky laws of the states selected by GKN. The Registration Statement will also register for re-offer and re-sale the shares of Common Stock underlying certain Unit options being issued to GKN or its designees or their respective successors or transferees.

          (b) The Company shall bear all the expenses and pay all the fees it incurs in connection with the preparation, filing, modifying and amending of the Registration Statement, providing reasonable numbers of the prospectus contained therein to me and effecting the issuance and transfer of the Registrable Securities on an expeditious basis. The Company shall also pay the fees (at regular hourly rates, but no more than aggregate fees of $5,000) of one special counsel to the holders of the Registrable Securities ("Special Counsel") in connection with the registration of the Registrable Securities and the preparation, filing, modifying and amending of the Registration Statement. GKN has selected Graubard Mollen & Miller as Special Counsel and the Investor acknowledges and agrees to this selection.

          (c) The Company will indemnify and hold harmless each holder of the Registrable Securities ("Holder"), the officers and directors of each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or Securities Exchange Act of 1934, as amended ("Exchange Act") against any losses, claims, damages, or liabilities to which they may become subject under the Securities Act, the Exchange Act or any state securities law or regulation (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or common law or otherwise under the laws of foreign countries, arising from such registration statement or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any preliminary prospectus, the registration statement or prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which it included the Registrable Securities; or (iii) any application or other document or written communication (collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Registrable Securities under the securities laws thereof or filed with the Securities and Exchange Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission is made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the holders expressly for use in any preliminary prospectus, such registration statement or prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify the holder of the Registrable Securities of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale or resale of the Registrable Securities or in connection with any such registration statement or prospectus.

          (d) I agree that the Units, the Common Stock and Warrants included in the Units, and the shares of Common Stock underlying the Warrants and Extra Warrants, may not be sold or otherwise transferred until twelve months after the Closing (the "Holding Period"), unless GKN, in its sole discretion, agrees to the sale of all or part of such securities at an earlier date. If I am a resident of the State of Pennsylvania, I further agree that the Units subscribed for herein and the underlying securities of the Units, if any, shall not be sold for a period of twelve months from the date of purchase, except as permitted by applicable securities laws of the State of Pennsylvania. The parties hereto agree that GKN is intended to be a third-party beneficiary of this Subscription Agreement and that no modification of the "lock-up" provisions contained in this
Section 6(b) may be made without the prior written agreement of GKN.

          (e) The registration rights granted to the Investor inure to the benefit of all the Investors' successors, heirs, pledgees, assignees, transferees and purchasers of the Warrants or the Registrable Securities, as the case may be.

     7. Investor Representations and Warranties. I acknowledge, represent and warrant to, and agree with, the Company and the Placement Agent as follows:

          (a) I am aware that my investment involves a high degree of risk, and I have read and fully understand the Investment Summary, including the section entitled "Risk Factors," the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, and the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996.

          (b) I acknowledge and am aware that there is no assurance as to the future performance of the Company.

          (c) I acknowledge that, notwithstanding the Company's commitment herein, there can be no assurance that the Company will file any Registration Statement for the securities I am purchasing, that such Registration Statement, if filed, will be declared effective or, if declared effective, that the Company will be able to keep it effective until I sell the securities registered thereon.

          (d) I am purchasing the Units for my own account for investment and not with a view to or for sale in connection with the distribution of the Units, nor with any present intention of selling or otherwise disposing of all or any part of the Units. I understand that there may not be any market for the Units or Warrants included in the Units. I agree that (1) the purchase of the Units is a long-term investment, (2) I may have to bear the economic risk of investment for an indefinite period of time because neither the Units, nor the Common Stock, nor the Warrants nor the Extra Warrants (and the Common Stock underlying the Warrants and the Extra Warrants) have been registered under the Securities Act and, notwithstanding the Company's commitment herein, may not be registered and, cannot be resold, pledged, assigned, or otherwise disposed of unless they are subsequently registered under said Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. I understand that the Company is under no obligation to register the Units, Warrants or Extra Warrants and, except as set forth herein, the Company is under no obligation to register the Common Stock underlying the Units or the Common Stock underlying the Warrants or Extra Warrants on my behalf or to assist me in complying with any exemption from such registration under the Securities Act or any state securities laws. I hereby acknowledge and agree that I will not sell, transfer, give, or otherwise dispose of, either publicly or privately, the Units or any securities underlying the Units during the HoldingPeriod without the prior written agreement of GKN. I hereby authorize the Company to place a legend denoting the restrictions on the Common Stock, the Warrants and Extra Warrants to be issued.

          (e) I recognize that the Units, as an investment, involve a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of my investment. I believe that the investment in the Units is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company.

          (f) I have been given access to full and complete information regarding the Company and have utilized such access to my satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Investment Summary and exhibits thereto, and I have either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking questions of, and receiving answers from, such officers concerning the terms and conditions of the offering of the Units and the business and operations of the Company and to obtain any additional information, to the extent reasonably available.

          (g) I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. I have not utilized any person as my purchaser representative as defined in Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act in connection with evaluating such merits and risks.

          (h) I have relied solely upon my own investigation in making a decision to invest in the Company.

          (i) I have received no representation or warranty from the Company or the Placement Agent or any of their respective officers, directors, employees or agents in respect of my investment in the Company and I have received no information (written or otherwise) from them relating to the Company or its business other than as set forth in the Investment Summary. I am not participating in the offer as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (j) I have had full opportunity to ask questions and to receive satisfactory answers concerning the offering and other matters pertaining to my investment and all such questions have been answered to my full satisfaction. In addition, as required by Section 517.061(11)(a)(3), Florida Statutes and by Rule 3-500.05(a) thereunder, if I am a Florida resident I may have, at the offices of the Company, at any reasonable hour, after reasonable notice, access to the materials set forth in the Rule which the Company can obtain without unreasonable effort or expense.

          (k) I have been provided an opportunity to obtain any additional information concerning the offering and the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

          (l) I am an "accredited investor" as defined in Section 2(15) of the Act and in Rule 501 promulgated thereunder.

          (m) I understand that (i) the Units and the underlying securities have not been registered under the Securities Act, or the securities laws of certain states in reliance on specific exemptions from registration, (ii) no securities administrator of any state or the federal government has recommended or endorsed this offering or made any finding or determination relating to the fairness of an investment in the Company, and (iii) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws.

          (n) I have been urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment.

          (o) If the Investor is a corporation, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an Investor in the Company and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

          (p) I hereby acknowledge and am aware that except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith shall survive my death or disability.

          (q) I agree that prior to registration of the Registrable Securities, I will not sell the Common Stock of the Company "short" on any securities market on which the Common Stock is traded.

     8. Indemnification. I hereby agree to indemnify and hold harmless the Company and GKN, as Placement Agent, their respective officers, directors, shareholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses, including reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnitor and indemnified party or between the indemnified party and any third party or otherwise) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained in this Subscription Agreement or my Purchaser Questionnaire, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein. GKN is a third-party beneficiary of this Section and this Section may not be modified or amended without the prior written agreement of GKN.

     9. Severability; Remedies. In the event any parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement shall nevertheless be binding with the same effect as though the void parts were deleted. The parties hereto do not intend that the issuance of any Extra Warrants to be liquidated damages, and the parties hereto shall have the right to seek damages and other remedies at law or equity for the breach of the respective obligations of the other under this Subscription Agreement without limitation.

     10. Choice of Law and Jurisdiction. This Subscription Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company and the Investor each hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding and the Company further agrees to accept and acknowledge service or any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.

     11. Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

     12. Benefit. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto (and GKN to the extent it is a third-party beneficiary hereof) and their respective heirs, executors, personal representatives, successors and assigns. GKN shall be deemed to be a third-party beneficiary with respect to any sections hereof which so state or which otherwise indicate that GKN would be entitled to rely on the representations, warranties or covenants made by me therein.

     13. Notices and Addresses. All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar courier delivery by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

     Investor:           At the address designated on the signature page of this
                         Subscription Agreement.

     The Company:        Milestone Scientific Inc.
                         44 Kean Road
                         Short Hills, NJ 07078
                         Attention: Mr. Len Osser
                         Fax: (201) 379-5411

     In either case,
     with a copy to:     Graubard Mollen & Miller
                         600 Third Avenue
                         New York, New York 10016-2097
                         Attention: David Alan Miller, Esq. Fax:
                         (212) 682-2320

or to such other address as any of them, by notice to the others may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive


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

evidence of successful facsimile deliver. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

     14. Oral Evidence. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally but, rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

     15. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

     16. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein shall survive the delivery of, and the payment for, the Units.

     17. Acceptance of Subscription. The Company may accept this Subscription Agreement at any time for all or any portion of the Units subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.

     RESIDENTS OF ALL STATES: THE UNITS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE UNITS ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL INVESTMENT SUMMARY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     FOR CONNECTICUT RESIDENTS: THE UNITS OFFERED HAVE NOT BEEN REGISTERED UNDER
SECTION 36-485 OF THE CONNECTICUT UNIFORM SECURITIES ACT AND ARE OFFERED AND SOLD PURSUANT TO AN EXEMPTION RELATING TO TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING PURSUANT TO SECTION 36490(b)(9)(A) THEREOF. THE UNITS CANNOT BE RESOLD OR TRANSFERRED UNLESS THEY ARE REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     FOR FLORIDA RESIDENTS: PURSUANT TO THE FLORIDA SECURITIES ACT, WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN THE STATE OF FLORIDA, EACH PERSON WHO ACCEPTS THIS OFFER TO PURCHASE UNITS HAS THE RIGHT TO VOID HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER OR ANY OTHER PERSON WITHIN THREE
(3) DAYS AFTER THE DELIVERY OF HIS SUBSCRIPTION AGREEMENT AND THE PAYMENT OF THE PURCHASE PRICE, IN WHICH CASE ALL FUNDS SHALL BE REFUNDED WITHOUT INTEREST OR DEDUCTION. TO ACCOMPLISH THIS WITHDRAWAL, IT IS SUFFICIENT TO SEND A LETTER OR TELEGRAM TO THE SECRETARY AT THE OFFICES OF THE COMPANY INDICATING HIS INTENTION TO WITHDRAW WITHIN SUCH THREE DAY PERIOD.

     FOR PENNSYLVANIA RESIDENTS: EACH PENNSYLVANIA RESIDENT WHO SUBSCRIBES FOR THE SECURITIES BEING OFFERED HEREBY AGREES NOT TO SELL THESE SECURITIES FOR A PERIOD OF TWELVE MONTHS AFTER THE DATE OF PURCHASE. EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE UNITS EXEMPTED FROM REGISTRATION BY SECTION 203(d), (f), (p) OR (r) OF THE PENNSYLVANIA SECURITIES ACT DIRECTLY FROM AN ISSUER OR AFFILIATE OF AN ISSUER SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER, UNDERWRITER (IF ANY) OR ANY OTHER PERSON WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO WRITTEN BINDING CONTRACT OR PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE UNITS BEING OFFERED. TO ACCOMPLISH THIS WITHDRAWAL, IT IS SUFFICIENT TO SEND A LETTER OR TELEGRAM TO THE SECRETARY AT THE OFFICES OF THE COMPANY INDICATING HIS INTENTION TO WITHDRAW WITHIN SUCH TWO DAY PERIOD.

     FOR ARIZONA, MICHIGAN AND TEXAS RESIDENTS: THESE UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED TO RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


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

       Manner in Which Title is to be Held. (check one)

       ____ Individual Ownership
       ____ Community Property
       ____ Joint Tenant with Right of Survivorship (both parties must sign)
       ____ Partnership
       ____ Tenants in common
       ____ Corporation
       ____ Trust
       ____ Other (please indicate)


INDIVIDUAL INVESTORS                         ENTITY INVESTORS


_______________________________________      ___________________________________
Signature (Individual)                       Name of Entity, if any


                                             By:________________________________
                                             *Signature

______________________________________       Its________________________________
Signature (all record holders should sign)   Title


_______________________________________      ___________________________________
Name(s) Typed or Printed                     Name Typed or Printed

Address to Which Correspondence              Address to Which Correspondence
Should be Directed                           Should be Directed

_______________________________________      ___________________________________

_______________________________________      ___________________________________

_______________________________________      ___________________________________
City, State and Zip Code                     City, State and Zip Code

_______________________________________      ___________________________________
Social Security Number                       Tax Identification

* If Units are being subscribed for by any entity, the Certificate of Signatory on the next page must also be completed.

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

                                            MILESTONE SCIENTIFIC INC.


Dated: _________________________,1997       By:_________________________________


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

                            CERTIFICATE OF SIGNATORY


(To be completed if Units are being subscribed for by an entity)



     I, _________________________________, the ________________________________
               (name of signatory)                     (title)

of ________________________________________________________("Entity"), a
                  (name of entity)

___________________________________________________________.
                  (type of entity)

hereby certify that the above entity is duly empowered and authorized to purchase the Units and that I am duly empowered and authorized by the entity to execute the Subscription Agreement on its behalf.


     IN WITNESS WHEREOF, I have executed this Certificate this ____ day of _________, 1997.



                                                 ------------------------------
                                                          (Signature)


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